UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

China Energy Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reports

On March 30, 2012, after investigation and assessment carried out by the Company, management determined that the unaudited interim financial results for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, presented in the previously filed Quarterly Reports on Form 10-Q for those fiscal periods should not be relied upon because of errors in the unaudited financial statements. The Board approved management’s conclusion.

The correction to the unaudited financial statements for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, relates to the incorrect classification of realized foreign exchange losses, resulting from purchasing activity of the Company denominated in a currency other than the functional currency. Such losses were recorded in other comprehensive income when in fact they should have been recorded in pre-tax income. The incorrect accounting was identified in the course of the annual closing process for the 2011 financials and corrected for purposes of the annual financials. There were no misstatements of 2010 annual and quarterly results and all prior years' annual and quarterly results as there was no such business activity similar to what caused the transaction losses in 2011. The 2011 annual results included in the Annual Report on Form 10-K for year ended December 31, 2011 filed by the Company on March 30, 2011 are not subject to restatement as the aforementioned matter was identified and corrected prior to the filing of the Annual Report on Form 10-K. The financial information below is unaudited and reflects management’s current assessment of the errors. Until the financial statements of the affected quarterly periods, have been finalized and re-filed there can be no assurance that the financial information below will not be revised; therefore it should be considered preliminary and subject to change. See forward looking statements disclosure at the end of this current report.

The incorrect classification affected exchange gains and losses reported in net income and foreign currency translation adjustments reported in other comprehensive income. The exchange losses were understated and the other comprehensive income relating to foreign currency translation adjustments was also understated. The charts below reflect the adjustments that should be recorded against the figures previously disclosed in the Form 10-Q Reports, which are subject to finalization of the corrected financial statements:

	Reduction to pre-tax income	Accumulated reduction to pre-tax income	Accumulated income tax effect	Accumulated reduction to net income
Unaudited interim financial results for the quarter ended March 31, 2011	$120,482	$120,482	$(30,121)	$90,361
Unaudited interim financial results for the quarter ended June 30, 2011	$273,709	$394,191	$(98,548)	$295,643
Unaudited interim financial results for the quarter ended September 30, 2011	$434,920	$829,111	$(207,278)	$621,833

	Increase to other comprehensive income - foreign currency translation adjustments	Accumulated Increase to other comprehensive income - foreign currency translation adjustments
Unaudited interim financial results for the quarter ended March 31, 2011	$120,482	$120,482
Unaudited interim financial results for the quarter ended June 30, 2011	$273,709	$394,191
Unaudited interim financial results for the quarter ended September 30, 2011	$434,920	$829,111

The impacts on unaudited balance sheets as of March 31, 2011, June 30, 2011 and September 30, 2011 were the increase of deferred tax assets and shareholder's equity by $30,121, $98,548 and $207,278, respectively.

The Company intends to file the revised Form 10-Q Reports for the fiscal quarters ended March 31, June 30, and September 30, 2011 contemporaneous with the Company’s filing of its 2012 Q1 Form 10-Q and no later than May 15, 2012.

Forward-Looking Statement Disclaimer

This report on Form 8-K includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this report that address activities, events or developments that CER believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors that CER believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of CER and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, CER does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this report should be considered in conjunction with the warnings and cautionary statements contained in CER's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: March 30, 2012	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer